Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 18, 2021 relating to the consolidated financial statements of Shift Technologies, Inc., appearing in the Annual Report on Form 10-K of Shift Technologies, Inc. for the fiscal year ended December 31, 2020.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California

November 22, 2021